Exhibit 99.2

Mavenir Systems® Provides Corporate and Financial Update and
Announces Financial Results Conference Call

Richardson, TX – January 13, 2015 – Mavenir Systems (NYSE: MVNR) today provided corporate and financial information as follows:

•
Agreement to acquire Ulticom, Inc., an industry leader in Telecom signaling solutions and announcement of conference call today, Tuesday, January 13, 2015, at 8:30 a.m. Eastern Time to discuss the proposed acquisition and the preliminary financial results for the fourth quarter and full year of 2014

•	Preliminary financial guidance for the first quarter and full year of fiscal 2015

•	Announcement of 2014 fourth quarter and full year financial results conference call on February 26, 2015

Agreement to Acquire Ulticom, Inc., an Industry Leader in Telecom Signaling Solutions

The company announced today in a separate press release that it entered into a definitive agreement to acquire Ulticom, Inc., subject to customary closing conditions.
Ulticom is a leading provider of telecom signaling solutions enabling the global transformation to 4G LTE, with key Diameter solutions deployed in ten tier one carrier networks globally, two of which are among the world’s top ten Mobile Network Operators (MNOs). Through this acquisition, Mavenir enhances its portfolio of next generation software products and solutions to include a scalable, virtualized Diameter Signaling Controller (DSC), an increasingly critical network element which efficiently scales mobile operator networks and securely provides interoperable 4G LTE and Voice over LTE (VoLTE) services.
Mavenir has scheduled a teleconference today, Tuesday, January 13, 2015, at 8:30 a.m. Eastern Time to discuss the proposed acquisition, the preliminary financial results for the fourth quarter and full year of 2014 and financial guidance for 2015. Participating in the call will be Pardeep Kohli, Mavenir’s President and Chief Executive Officer, and Terry Hungle, Chief Financial Officer. Prepared remarks will be followed by a question and answer session.
To access this call, investors can dial the toll free number 1-855-302-8830 (domestic) or 1-330-871-6073 with the ID# 63899500.
Preliminary Financial Results for the Fourth Quarter and Full Year 2014
Based on preliminary results, fourth quarter 2014 revenue is now expected to be between $33.5 million and $35.0 million, meeting the company’s prior guidance of $33.5 million to $35.0 million and representing a change of (1.8)% to 2.6% over the three months ended September 30, 2014, and an increase of 23.6% to 29.1% over the three months ended December 31, 2013. The Company expects the non-GAAP gross profit margin rate to be between 55.5% and 58.0%, below the prior guidance of 58.5% to 62.5%. Two of our existing VoLTE/RCS customers who were expected to buy higher margin capacity expansions in Q4 decided to postpone their purchases to Q1, 2015. This resulted in the majority of the fourth quarter revenue coming from initial production deployment, or network build out phase, and did not reflect the capacity expansions expected, adversely impacting gross profit margins.
Non-GAAP operating loss is expected to be between $(5.4) million and $(3.8) million, below our guidance of $(1.4) million and $0.3 million. The $(4.0) million to $(4.1) million shortfall in operating loss compared to guidance is made up of three elements. First, $1.5 million higher sales compensation expenses driven by higher than expected fourth

Exhibit 99.2

quarter 2014 bookings which were 35% better than anticipated in the quarter, despite two existing VoLTE/RCS customers deferring their purchases from 4Q to 1Q 2015. Secondly, $1.2 million from the gross profit margin shortfall described above, and third, $1.3 million increased operating expenses from the Stoke acquisition, for which restructuring is underway. Preliminary fourth quarter non-GAAP gross profit margin excludes depreciation, amortization and stock-based compensation expenses of approximately $0.4 million. Preliminary fourth quarter non-GAAP operating loss excludes depreciation, amortization, stock-based compensation and acquisition expenses of approximately $3.7 million.
For the full fiscal year ended December 31, 2014, the company expects revenue to be in the range of $129 million to $131 million, representing an increase of 27.9% to 29.4% over our revenue for fiscal year 2013, and meeting guidance. The Company expects to incur a non-GAAP operating loss of between $(7.0) million and $(4.3) million, below prior guidance of $(2.7) million and $(1.0) million. The larger non-GAAP operating loss is primarily due to the fourth quarter factors discussed above.
Non-GAAP gross margin is expected to be between 55.5% and 57.0%, below guidance of 57.0% and 58.0%. Preliminary full year 2014 non-GAAP gross profit margin excludes depreciation, amortization and stock-based compensation expense of approximately $1.6 million. Preliminary full year 2014 non-GAAP operating loss excludes depreciation, amortization, stock-based compensation expense and acquisition expenses of approximately $10.7 million. The lower non-GAAP gross margin is primarily due to the fourth quarter factors discussed above.
Business highlights in the fourth quarter included eight new customer wins for our next generation software products and solutions, highlighted by new customer wins with multinational mobile operator groups in each of the three regions. Strong service provider demand for Voice over Wi-Fi solutions was a key business driver in the quarter, leading to four of those new customer wins, two of which also include Voice over LTE (VoLTE).
“I am pleased with the strong business momentum that we saw in the fourth quarter, especially with key VoLTE and Rich Communication Services (RCS) wins that increase our total number of customers globally for each solution to seventeen,” said Pardeep Kohli, President and Chief Executive Officer, Mavenir Systems. “We demonstrated the impact of our strategic growth initiatives by winning four new SBC customers and two new EPC customers, bringing our total number of customers for each to eleven and three, respectively.”
The preliminary financial results in this press release reflect management’s estimates based solely upon information currently available and are subject to the completion of Mavenir’s quarter-end financial closing procedures and year-end audit. These preliminary financial results are not a comprehensive statement of the company’s financial results for the three months or full year ended December 31, 2014, and should not be considered a substitute for Mavenir’s full audited financial statements for the year ended December 31, 2014, once they become available. Actual results may vary materially from these estimated ranges based on a number of factors, and investors should not place undue reliance upon these preliminary estimates.
Preliminary 2015 Financial Guidance
Mavenir is providing preliminary guidance on the first quarter of 2015 and full year 2015 with respect to anticipated total revenue, non-GAAP gross margin, operating income and basic earnings per share. This guidance assumes the closing of the acquisition of Ulticom, discussed above.

Exhibit 99.2

First quarter of 2015

•	Revenue to range from $39.0 million to $43.0 million

•	Non-GAAP gross margin to range from 60.0% to 62.0%

•	Non-GAAP operating loss to range from $(4.0) million to $(1.3) million

•	Non-GAAP basic earnings per share to range from $(0.17) to $(0.08) (based on a forecasted, weighted-average number of shares outstanding of 29,028,013)
Full Year of 2015

•	Revenue to range from $185.0 million to $195.0 million

•	Non-GAAP gross margin to range from 62.0% to 65.0%

•	Non-GAAP operating income to range from $13.0 million to $16.0 million

•	Non-GAAP basic earnings per share to range from $0.28 to $0.36 (based on a forecasted, weighted-average number of shares outstanding of 29,333,502)

Announcement of 2014 Fourth Quarter and Full Year Financial Results Conference Call
The company will hold a conference call after market close on Thursday, February 26, 2015 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its 2014 fourth quarter and full year financial results.
The conference telephone number for the earnings call is (855) 302-8830 or (330) 871-6073 (international) with ID# 64237732.
This call will be webcast and can be accessed via Mavenir Systems’ Investor Relations website at http://investor.mavenir.com. A replay will be available following the call on Mavenir Systems’ Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 64237732.
Non-GAAP Financial Measures & Definitions
In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Mavenir discloses non-GAAP gross profit margin, which is a non-GAAP financial measure, as a supplemental measure, and other measures. These measures are used by management to evaluate our business and management believes these measures may help investors evaluate the Company’s fundamental operational performance. Management believes these non-GAAP measures facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization, stock-based compensation expense and certain other expenses. These measures are not measures of our financial performance under U.S. GAAP and should not be considered in isolation or a substitute for net loss, operating loss or other performance measures as determined in accordance with U.S. GAAP. These measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP when they are available.
In determining our preliminary results for the fourth quarter and full year of 2014 and our preliminary 2015 financial guidance set forth in "Preliminary Financial Results for the Fourth Quarter and Full Year 2014" and “Preliminary 2015 Financial Guidance,” we have chosen to use non-GAAP measures for all metrics other than revenue. The non-GAAP metrics exclude the effects of depreciation, amortization, foreign exchange gains or losses, stock-based compensation, interest and taxes, as adjusted for uncertain tax positions component, and non-recurring acquisition and restructuring costs. The effects of these items are difficult to forecast in advance as they relate to future foreign exchange rates and

Exhibit 99.2

future stock prices, which are subject to external factors that are difficult to predict. As a result, Mavenir does not give guidance on GAAP metrics other than revenue.
Forward-Looking Statements
Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the company’s preliminary estimates of its fourth quarter 2014 financial results under “Preliminary Financial Results for the Fourth Quarter and Full Year 2014” and the statements under “Preliminary 2015 Financial Guidance” above. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements represent management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mavenir to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on these forward-looking statements.
Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include risks regarding the timing of the adoption of 4G by mobile service providers around the world; mobile service providers’ investment in next-generation communications technology; our ability to sell solutions to mobile service providers, particularly those serving large numbers of customers; the length and variability of the sales cycles for our solutions; actions taken by our competitors; our ability to negotiate acceptable financial terms with our mobile service provider customers; the performance of our solutions when implemented in mobile service provider networks; management’s ability to accurately forecast Mavenir’s financial results; the timing of revenues and the application of complex revenue recognition rules to such revenues; our ability to integrate Ulticom’s business into ours; our success in completing the acquisition of Ulticom and the satisfaction of the closing conditions to the acquisition; the effect of the announcement of the proposed acquisition on customer relationships; our ability to sell products to Ulticom’s customers; the results of our quarter-end closing procedures and year-end audit; and other factors described in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere in our annual reports on Form 10-K and quarterly reports on Form 10-Q. There is no assurance that Mavenir’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Mavenir’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The statements in this press release are made as of the date of this press release, even though this press release is made available on Mavenir’s website or otherwise. Mavenir does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date on which the forward-looking statements were made, except as required by law.

Exhibit 99.2

About Mavenir:
Mavenir Systems (NYSE: MVNR) provides software-based networking solutions that enable mobile service providers to deliver next generation services over 4G LTE networks. Mavenir™ has a fully virtualized end to end portfolio of Voice/Video, Messaging and Mobile Core products that include IP Multimedia Subsystem (IMS), Evolved Packet Core (EPC) and Session Border Controller (SBC). Mavenir's solutions, based on the award-winning mOne® software platform, leverage NFV and SDN technologies for deployments on cloud-based infrastructure.
© 2014 Mavenir Systems, Inc. All rights reserved.
Mavenir Systems®, mOne®, AirMessenger®, Mavenir™, mStore™, mCloud™, and Transforming Mobile Networks™ are trademarks of Mavenir Systems, Inc.

Contact:
Financial/Media
Maryvonne Tubb
469.916.4393
ir@mavenir.com